Exhibit 10.19

58.com Inc., Wuba Co., Ltd.

And

58 Daojia Inc., Tianjin Wuba Daojia Life Service Co., Ltd.

BUSINESS COOPERATION AGREEMENT

Party A1: 58.com Inc., a company incorporated and validly existing under the laws of the Cayman Islands

Party A2: Wuba Co., Ltd., Beijing Wuba Information Technology Co., Ltd. and their affiliated companies (together with Party A1, collectively “Party A”)

Party B1: 58 Daojia Inc., a company incorporated and validly existing under the laws of the British Virgin Islands

Party B2: Tianjin Wuba Daojia Life Service Co., Ltd., Beijing Wuba Daojia Information Technology Co., Ltd. and their affiliated companies (together with Party B1, collectively “Party B”)

To promote the development of the 58 Daojia business, Party A and Party B hereby entered into this Business Cooperation Agreement on November 27, 2015 through friendly consultation (this “Agreement”) as follows:

1.	Provide entrance resources to 58 Daojia

Party A agrees to provide Party B with entrance free of charge on 58.com (58同城), ganji.com (赶集网) and their waps and apps owned by Party A. The specific forms of entrance are as set forth in Appendix 1.

If the entrance of Party B is affected due to product upgrade on 58.com (58同城) and ganji.com (赶集网) owned by Party A, Party A and Party B shall conduct friendly consultation, and Party A shall provide entrance resources equivalent value.

Party A agrees to grant Party B the most favored nation treatment with respect to the support of entrance resources, i.e. if Party A invests in a third party and its proportion of equity or interest in such third party is equal to or below its proportion of equity or interest in Party B, the support of entrance resources granted by Party A to Party B shall not be inferior to that granted by Party A to the third party.

2.	Brand Authorization

Party A is applying for trademarks for many brands necessary for Party B to carry out Daojia business, such as “58 到家”、“58Daojia”、“到家速运”、“58 到家速运”、“58 到家懒人节”、“懒人节” (“Daojia Brands”). If the Daojia Brands are approved to be registered trademarks by the Trademark Office, Party B shall have the right to choose to obtain the trademark rights in the form of assignment or free license, provided the validity of the registered trademarks shall not be affected. Party A shall, at the choice and request of Party B, assign the trademark or grant a license to Party B for the use thereof free of charge during the valid period of the trademarks, or assign the right to apply for the trademark to Party B (if the trademarks have not been registered yet) without affecting the application for the registered trademarks. If the assignment or the right to apply for the registered trademark may affect the validity of the registered trademark or the right to apply for the registered trademark, the way of licensing Party A to Party B for use thereof free of charge during the valid period of the trademarks shall be adopted. If the method of transfer is adopted, the transfer price shall be at the minimum price permitted by applicable laws and regulations, provided that such assignment will not incur material costs and expenses to Party B. In the future, with respect to other intangible assets and intellectual property which are related to the business carried out by Party B but are not registered, Party A and Party B shall confirm the applicant through consultations. However, Party A shall, at the choice and request of Party B, transfer or license such intangible assets or intellectual property to Party B and such transfer or license shall not incur any substantial cost to Party B. Party A will not transfer or license such intellectual property rights or application right to any third party other than Party B.

Scope of use of brands: resident service industry, internet information service, software development, software technology service, development and construction of e-commerce platform, general cargo transportation, moving services, loading, unloading and moving, road cargo transportation agency, maternal and child health management services, sports services, maternal and child care services, maternal and child health care services (excluding medical diagnosis), job intermediary services, labor outsourcing services, talent intermediary services, labor and social security affairs agency services, public employment services, family services, housekeeping services, beauty services, hairdressing services, nail dressing services, luggage handling services, car cleaning services, pet beauty services, property cleaning, maintenance, car beauty, labor outsourcing services, human resource outsourcing services, etc.

If Party B wishes to use other derivative brands which are related to Party B’ business but are owned by Party A, it shall obtain additional authorization from Party A.

All trademarks or brands authorized by Party A to Party B under this Article shall be the exclusive license to Party B for the entire valid period of such trademarks and such license shall not incur any substantial cost or expense to Party B.

3.	API Interface for Resume Download

Party A agrees to provide Party B with the interface for resume database download of 58.com (58同城), ganji.com (赶集网) and chinahr.com (中华英才网) on a free-of-charge basis for Party B’s own business development and recruitment of relevant personnel. The total number of daily resumes downloaded from the above three websites shall not exceed 100,000.

4.	Special Applicable Clause

The Parties agree that, the provision by Party A to Party B of the resources under Article 1 hereof is subject to the precondition that more than 40% (inclusive) of the equity interest in 58 Daojia Inc. on a fully-diluted basis (including the reserved equity interest for ESOP) is held by 58.com Inc.. The aforesaid shareholding percentage shall be more than 30% (inclusive) if 58 Daojia completes the IPO. The performance by Party A and its affiliates of the obligations set forth in Article 3 under this Agreement is subject to the precondition that more than 30% (inclusive) of the equity interest in Party B shall be held by 58.com Inc.. The Parties agree that the brand license set forth in Article 2 hereof shall not be restricted by the investment percentage.

The above percentage of equity interest held by Party A in Party B shall be calculated based on the actual possessed interest under the legal structure, i.e. the shareholding by 58.com Inc. of the equity interest in 58 Daojia Inc. under the existing VIE structure. If the Parties agree to rescind the VIE structure, the shareholding percentage under the new legal structure shall be calculated on the basis of actual shareholding percentage.

The resources provided by Party A to Party B in accordance with this Agreement shall be limited to Party B’s use and shall not be provided, resold or licensed to any third party other than Party B. In addition, in the event that Party B transfers the resources provided by Party A under this Agreement or grants the resources to a third party, Party A shall have the right to stop providing the above resources.

Each of the Parties hereto understands and agrees that it enters into this Agreement on its own behalf and on behalf of its affiliated companies and has the obligation to cause and ensure its affiliated companies to observe and perform this Agreement.

5.	Intellectual Property

Any materials and information provided by each Party and its affiliated companies to the other Party respectively for the purpose of this Agreement and the intellectual properties of such materials and information shall not be changed as a result of the cooperation under this Agreement, unless otherwise stipulated in this Agreement or the relevant parties have executed an express intellectual property assignment agreement.

Unless otherwise expressly stipulated in this Agreement or the relevant parties have executed an express intellectual property assignment or license agreement, without the prior written consent of the right party, neither Party (and its affiliated companies) shall use or copy the patents, trademarks, names, marks, commercial information, technology and other data materials, domain names, copyrights or other intellectual property of the other Party (and its affiliated companies) or apply for the registration of intellectual property similar to any of the foregoing intellectual property.

Any new intellectual property formed by the Parties (and their affiliated companies) in the business cooperation shall be owned by the actual business operator, unless otherwise provided in this Agreement.

6.	CONFIDENTIALITY

The Parties acknowledge that any oral or written information exchanged between the Parties in connection with this Agreement, this Agreement and its contents are confidential information. Each Party shall maintain confidentiality of all such information and shall not disclose any relevant confidential information to any third party without the prior written consent of the other Party, except that: (1) such information is already publicly available (other than through the violation of confidentiality obligations by the receiving Party or its affiliated companies or personnel); (2) such information shall be disclosed according to the applicable laws, the requirement of competent authorities, the requirement of competent stock exchange, rules or regulations of the relevant stock exchange; or (3) such information is required to be disclosed by either Party to its legal, financial or other advisors regarding the cooperation contemplated herein, provided, however, that such advisors shall be bound by the confidentiality obligations similar to those set forth in this Article. Each Party further undertakes to use such confidential information provided by the other Party only in connection with the matters provided by this Agreement and shall destroy or return such confidential information upon the termination of this Agreement as requested by the other Party. Any violation of this Article 5 by such Party’s affiliates or the staff or agency of such Party or its affiliates shall be deemed to be breach of this Agreement by such Party and such Party shall be liable for breach of this Agreement. This Article shall survive the invalidity, rescission or termination of this Agreement for any reason.

7.	Notices and Delivery

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally, sent by registered mail, prepaid postage or commercial express service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

(1)	Notices given by personal delivery, by express service or by registered mail, prepaid postage, shall be deemed effectively given on the date of receipt or refusal at the address specified for notices.

(2)	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

For the purpose of notices, the addresses of the Parties are as follows:

Party A:

Address: Tower E, North America International Business Center, B No. 108 Beiyuan Road, Chaoyang District, Beijing

Attn: [***]

Telephone: [***]

E-mail: [***]

Party B:

Address: Tower H2, North America International Business Center, B No. 108 Beiyuan Road, Chaoyang District, Beijing

Attn: [***]

Telephone: [***]

E-mail: [***]

Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

8.	Liability for Breach

(1)	Any Party who materially breaches the provisions of Article 1 and Article 3 of this Agreement shall pay compensation of USD 50,000,000 to the non-breaching Party.

(2)

If Party A breaches the provisions of Article 2 hereof, it shall pay Party B the fair market value of the brand of trademark as set forth in Article 2 as liquidated damages, but such liquidated damages shall not be less than USD 50,000,000.

(3)

If Party A breaches the above Article 1, 2 and 3, the rights of Party B for claim against Party A for liquidated damages in accordance with the above section (1) and (2) shall be cumulative and not exclusive.

9.	Governing Law and Resolution of Disputes

The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of Hong Kong.

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. If the Parties fail to resolve the dispute within 30 days after the consultation, each Parties may submit the relevant dispute to Hong Kong International Arbitration Centre for arbitration, in accordance with its then effective arbitration rules. The arbitration shall be conducted in Hong Kong, and the language used in arbitration shall be English. The arbitration award shall be final and binding on both Parties.

Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

10.	Effectiveness

This Agreement shall be effective as of the date when it is signed and sealed by the Parties or their authorized representatives.

11.	Amendment

Any amendment and supplement to this Agreement shall be made in writing. The amendment agreements and supplementary agreements related to this Agreement that have been duly executed by the Parties shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

12.	Assignment

Without the prior written consent of the other Party, neither Party shall assign its rights and obligations hereunder to any third party; provided, however, that either Party may designate its appropriate subordinate Affiliates to perform the cooperation matters based on specific needs.

13.	Integrity

Immediately upon the effectiveness of this Agreement, this Agreement constitutes the entire agreement and understanding reached by and among the Parties hereto with respect to the subject matter set forth herein, and shall supersede all other agreements and understanding, both written and oral, between the Parties with respect to the subject matter set forth herein.

14.	Independence

If any provision of this Agreement is deemed to be invalid, illegal or unenforceable, the validity, legality and enforceability of other parts and provisions of this Agreement shall not be affected thereby. The Parties shall negotiate in good faith with the principle of achieving the original commercial intention to the extent possible.

15.	Force Majeure

Once the Parties confirm that an event of force majeure occurs which causes the failure or delay to performance of this Agreement, either Party may suspend the performance of this Agreement; provided, however, that it shall notify the other Party within 3 business days after becoming aware of such event (unless incapable of prompt performance due to an event of force majeure) and submit details of such event and effective evidence within 15 days. If the effect of such force majeure fails to be eliminated within 30 days from the date of occurrence of such force majeure and the Parties fail to reach agreement for modification to this Agreement, either Party has the right to terminate this Agreement, this Agreement shall be terminated from the date when one Party sends the termination notice to the other Party.

“Force Majeure” refers to an event, which, beyond the reasonable control of the Parties to this Agreement, unforeseen or unavoidable, makes it impossible for any Party to perform all or part of his obligations under this Agreement. Such events include but are not limited to acts of governments, changes in policies, earthquake, typhoon, flood, fire or other acts of nature, war or any other similar events.

Force Majeure occurs after the breach of this Agreement shall not be released from such responsibility.

16.	Counterparts

This Agreement shall be made in six (6) originals, with each Party holding three (3) originals, and each original shall have the same legal effect.

(The remainder of this page is intentionally left blank and signature pages follow)

IN WITNESS WHEREOF, this Business Cooperation Agreement has been signed by both parties or their authorized representatives on the date first above written.

58.com Inc.

By:	/s/ Jinbo Yao
Name:	Jinbo Yao
Title:	Legal Representative

Wuba Co., Ltd.

By:	/s/ Jinbo Yao
Name:	Jinbo Yao
Title:	Legal Representative

Beijing Wuba Information Technology Co., Ltd.

By:	/s/ Jinbo Yao
Name:	Jinbo Yao
Title:	Legal Representative

IN WITNESS WHEREOF, this Business Cooperation Agreement has been signed by both parties or their authorized representatives on the date first above written.

58 Daojia Inc.

By:	/s/ Xiaohua Chen
Name:	Xiaohua Chen
Title:	Authorized Representative

Beijing Wuba Daojia Information Technology Co., Ltd.

By:	/s/ Jinbo Yao
Name:	Jinbo Yao
Title:	Legal Representative

Tianjin Wuba Daojia Life Service Co., Ltd.

By:	/s/ Jinbo Yao
Name:	Jinbo Yao
Title:	Legal Representative

Appendix 1: Illustrative Diagrams of Entry Resources